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                    [LETTERHEAD OF JP MORGAN APPEARS HERE]


                    CONSENT OF J.P. MORGAN SECURITIES INC.


     We hereby consent to the use of our opinion letter dated January 5, 1996 to the Board of Directors of CoreStates Financial Corp included in Annex IV to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Meridian Bancorp, Inc. with and into CoreStates Financial Corp and to the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                     J.P. MORGAN SECURITIES INC.


                                     By: /s/  Kathleen Fisher
                                        ------------------------
                                        Name: Kathleen Fisher
                                        Title: Managing Director

January 5, 1996